UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On June 7, 2021, BBX Capital Real Estate LLC (“BBXRE”), a wholly-owned subsidiary of BBX Capital, Inc. (the “Company”), issued a press release announcing that its Altis Promenade joint venture had competed the sale of Altis Promenade, its 338-unit multifamily apartment community located in Lutz, Florida. As a result of the transaction, BBXRE received a cash distribution of approximately $7.0 million from the joint venture and expects to recognize equity earnings from its investment in the venture of approximately $5.0 million during the quarter ended June 30, 2021.

BBXRE’s press release issued on June 7, 2021 announcing the sale of Altis Promenade is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In May 2021, BBXRE’s Altis Grand at The Preserve joint venture entered into a contract to sell its 350 unit multifamily apartment community located in Odessa, Florida. The potential buyer has completed due diligence and made a nonrefundable deposit on the property. If the closing of the sale occurs pursuant to the terms of the contract, BBXRE anticipates that it will receive a cash distribution of approximately $5.7 million from the joint venture. As of March 31, 2021, the carrying amount of BBXRE’s investment in the joint venture was approximately $1.1 million. The closing of the sale is subject to customary closing conditions, and there is no assurance that the property will be sold by the joint venture pursuant to the terms of the contract, or at all.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on current expectations of the Company that involve a number of risks and uncertainties. The forward-looking statements in this report are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We can give no assurance that such expectations will prove to be correct, and actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Risks and uncertainties include, but are not limited to, those relating to the Altis Grand at The Preserve joint venture’s potential sale of its multifamily apartment community, including uncertainty related to whether the property will be sold by the joint venture pursuant to the terms of its contract to sell the property or at all. Reference is also made to the risks and uncertainties relating to the business, operations, affairs, results, and financial condition of BBX Capital and its subsidiaries detailed in reports filed by BBX Capital with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 (including the “Risk Factors” section thereof) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which may be viewed on the SEC’s website at www.sec.gov. BBX Capital cautions that the foregoing factors are not exclusive. Readers should not place undue reliance on any forward-looking statement, which speaks only as of the date made. In addition, past performance may not be indicative of future results.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1Sale of Altis Promenade

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 2021

BBX Capital, Inc.

By: /s/ Brett Sheppard

      Brett Sheppard

      Chief Financial Officer